ARTICLES OF AMENDMENT AND RESTATEMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                          THE GUARDIAN STOCK FUND, INC.


            The Guardian Stock Fund, Inc., a Maryland corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessment and Taxation of Maryland that:

            FIRST: The Charter of the Corporation is amended and as so amended is restated in its entirety by striking out Articles First through Eighth and inserting in lieu thereof the following:

                                   ARTICLE I.

                                  INCORPORATOR

            The undersigned, Sandra Camillo, Joan Brunson and Ralph Greggs, each of whose post office address is 1633 Broadway, New York, New York 10019, all being of full legal age, do, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, associate ourselves with the intention of forming a corporation.

                                   ARTICLE II.

                                      NAME

            The name of the corporation is The Guardian Stock Fund, Inc. (the "Corporation").

                                  ARTICLE III.

                               PURPOSES AND POWERS

            The Corporation is formed for the following purposes:

            (1) To conduct and carry on the business of an investment company.
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            (2) To hold, invest and reinvest its assets in securities and other investments or to hold part or all of its assets in cash.

            (3) To issue and sell shares of its capital stock in such amounts, on such terms and conditions, for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law.

            (4) To exchange, classify, reclassify, redesignate, convert, rename, redeem, purchase or acquire in any other manner, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by law and by this charter.

            (5) To do any and all additional acts and to exercise any and all additional powers or rights as may be necessary, incidental, appropriate or desirable for the accomplishment of all or any of the foregoing purposes.

            The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                                   ARTICLE IV.

                       PRINCIPAL OFFICE AND RESIDENT AGENT

            The post office address of the principal office of the corporation in the State of Maryland is c/o The Corporation Trust Company Incorporated, 300
E. Lombard Street, Baltimore, Maryland 21202. The name and address of the resident agent of the corporation in the State of Maryland is The Corporation Trust Company Incorporated, a Maryland corporation, 300 E. Lombard Street, Baltimore, Maryland 21202.

                                   ARTICLE V.

                                  CAPITAL STOCK

            (1) The total number of shares of capital stock that the Corporation shall have authority to issue is four hundred million (400,000,000) shares having a par value of one-tenth of one cent ($.001) per share and an aggregate par value of four hundred thousand dollars ($400,000). Until such time as the Board of Directors of the Corporation shall provide otherwise in accordance with paragraph 2 of Article V hereof, three hundred million (300,000,000) shares of the authorized shares of the Corporation are classified as Class I Common Stock and one hundred million (100,000,000) shares of the authorized shares of the Corporation are classified as Class II Common Stock. The Class I Common Stock and the Class II Common Stock shall be invested in a common


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investment portfolio which shall constitute the initial series of the
Corporation. The said series shall consist initially of all the authorized shares of common stock of the Corporation. The said shares shall have the terms and provisions set forth in this Article V and elsewhere in this Charter with respect to series and classes of shares of the Corporation.

            (2) The Board of Directors of the Corporation is authorized, from time to time, to classify or to reclassify, as the case may be, any unissued shares of the Corporation, whether now or hereafter authorized, in separate series and classes, or otherwise. The said shares of stock shall have such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as shall be fixed and determined from time to time by the Board of Directors. The Board of Directors is authorized to increase or decrease the number of shares of any series or class, but the number of shares of any series or class shall not be decreased by the Board of Directors below the number of shares thereof then outstanding.

            (3) The Board of Directors, through such charter document filings or other procedures as may be required by Maryland law, may redesignate a class or series of shares of capital stock whether or not shares of such class or series are issued and outstanding, subject to pertinent provisions of law.

            (4) Without limiting the authority of the Board of Directors set forth herein to establish, designate and redesignate any series or classes of shares, and to classify and reclassify any unissued shares, and subject to such authority, shares of each series, now authorized and hereafter authorized, shall be subject to the following provisions:

            (a) As more fully set forth hereafter, the assets and liabilities and the income and expenses of each series shall be determined separately and, accordingly, the net asset value, the dividends payable to holders, and the amounts distributable in the event of liquidation or dissolution of the Corporation to holders of shares of the Corporation's stock may vary from series to series.

            (b) All consideration received by the Corporation for the issue or sale of shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including all proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors and shall be referred to as "assets belonging to" that series. The assets belonging to a particular series shall be so recorded upon the books of the Corporation.

            (c) The assets belonging to each particular series shall be charged with the liabilities of the Corporation with respect to that series, all expenses, costs,


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      charges and reserves attributable to that series and that series' share of the liabilities, expenses, costs, charges or reserves of the Corporation not attributable to any particular series, in the latter case in the proportion that the net asset value of that series (determined without regard to such liabilities) bears to the net asset value of all series (determined without regard to such liabilities), or in such other manner as may be determined by the Board of Directors in accordance with law. The determination of the Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expenses and reserves, and assets to a particular series or series.

            (d) Shares of each series shall be entitled to such dividends and distributions, in shares or in cash or both, as may be declared from time to time by the Board of Directors, acting in its sole discretion, with respect to such series, provided that dividends and distributions shall be paid on shares of a series only out of lawfully available assets belonging to that series. Dividends may be declared daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine.

            (e) The Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends (including dividends designated in whole or in part as capital gain distributions) an amount sufficient, in the opinion of the Board of Directors, to enable each series of the Corporation to qualify as a regulated investment company under the Internal Revenue Code of 1986, as from time to time amended, or any successor or comparable statute thereto, and regulations promulgated thereunder, and to avoid liability of each series of the Corporation for federal income and excise taxes in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of any series of the Corporation for such taxes.

            (f) In the event of the liquidation or dissolution of the Corporation, the stockholders of a series shall be entitled to receive, as a single class, out of the assets of the Corporation available for distribution to stockholders, the assets belonging to that series. The assets so distributable to the stockholders of a series shall be distributed among such stockholders in proportion to the number of shares of that series held by them and recorded on the books of the Corporation or, in the event that the series is divided into classes, in the manner determined by the Board of Directors in accordance with the Investment Company Act of 1940, as amended (the "1940 Act"). In the event that there are any assets available for distribution that are not attributable to any particular series, such assets shall be allocated to all series in proportion to the net assets of the respective series, or in such other manner as may be determined by the Board of Directors in accordance with law, and then distributed to the holders of stock of each series as aforesaid.


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

            (g) If a series is divided into multiple classes, the classes may be invested with one or more other classes in the common investment portfolio comprising the series. Notwithstanding the foregoing provisions of this
      Article V(4) of these Articles of Incorporation, if two or more classes are invested in a common investment portfolio, the shares of each such class of stock of the Corporation shall be subject to the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, and, if there are other classes of stock invested in a different investment portfolio comprising a different series, shall also be subject to the provisions of Article V(4)(a) through (f) of these Articles of Incorporation at the series level as if the classes invested in the common investment portfolio were one class:

                  (i) The income and expenses of the series shall be allocated among the classes comprising the series in such manner as may be determined by the Board of Directors in accordance with law.

                  (ii) As more fully set forth in this Article V(4)(g) of these Articles of Incorporation, the liabilities and expenses of the classes comprising the series shall be determined separately from those of each other and, accordingly, the net asset values, the dividends and distributions payable to holders, and the amounts distributable in the event of liquidation of the Corporation or termination of a series to holders of shares of the Corporation's stock may vary within the classes comprising the series.

                  (iii) The dividends and distributions of investment income and capital gains with respect to the classes comprising a series shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary among the classes comprising the series to reflect differing allocations of the expenses and liabilities of the Corporation among the classes and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, realized and unrealized capital gains and losses, expenses and liabilities of the Corporation among the classes comprising a series shall be determined by the Board of Directors in a manner that is consistent with applicable law.

            (h) The proceeds of the redemption of the shares of any class of stock of the Corporation may be reduced by the amount of any contingent deferred sales charge, liquidation charge, or other charge (which charges may vary within and among the classes) payable on such redemption pursuant to the terms of issuance of such shares, all in accordance with the 1940 Act and applicable rules and regulations of the National Association of Securities Dealers, Inc. ("NASD").


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            (i) At such times (which may vary between and among the holders of particular classes) as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the 1940 Act, applicable rules and regulations thereunder and applicable rules and regulations of the NASD and reflected in the pertinent registration statement of the Corporation, shares of any particular class of stock of the Corporation may be automatically converted into shares of another class of stock of the Corporation based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.

            Except as provided above, all provisions of the Articles of Incorporation relating to stock of the Corporation shall apply to shares of, and to the holders of, all series and classes of stock.

            (5) On each matter submitted to a vote of stockholders, each holder of a share shall be entitled to one vote for each share standing in his/her name on the books of the Corporation, irrespective of the series or class thereof, and all shares of all series and classes shall vote as a single class ("Single Class Voting"); provided, however, that (i) as to any matter with respect to which a separate vote of any series or class is required by the 1940 Act, or by the Maryland General Corporation Law, such requirement as to a separate vote by that series or class shall apply in lieu of Single Class Voting as described above; (ii) in the event that the separate vote requirements referred to in (i) above apply with respect to one or more series or classes, then subject to (iii) below, the shares of all other series and classes shall vote as a single class; and (iii) as to any matter which does not affect the interests of a particular series or class, only the holders of shares of the one or more affected series or classes shall be entitled to vote.

            (6) The presence in person or by proxy of the holders of one-third (1/3) of the shares of capital stock of the corporation outstanding and entitled to vote thereat shall constitute a quorum for the transaction of business at a stockholders' meeting, except that where any provision of law or of the Charter of the Corporation permit or require that holders of any series or class shall vote as a separate series or class, then one-third (1/3) of the aggregate number of shares of capital stock of that series or class, as applicable, outstanding and entitled to vote shall constitute a quorum for the transaction of that business by that series or class, as applicable.

            (7) The Corporation may issue shares in fractional denominations to the same extent as its whole shares, and any fractional share shall carry proportionately the rights of a whole share including, without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon liquidation of the Corporation. Regardless of whether a full share has such a right, a fractional share shall not have any right to receive a certificate evidencing it.


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

            (8) No holder of stock of the Corporation by virtue of being such a holder shall have any right to purchase, subscribe for, or otherwise acquire any shares of the Corporation or any other security that the Corporation may issue or sell (whether out of the number of shares authorized by the Charter of the Corporation or out of any shares of the Corporation's capital stock that the Corporation may acquire) other than a right that the Board of Directors in its discretion may determine to grant.

            (9) Notwithstanding any provision of the Maryland General Corporation Law requiring any action to be taken or authorized by the affirmative vote of a greater proportion than a majority of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise provided in the Charter of the Corporation or by law.

            (10) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the Charter of the Corporation and the By-Laws of the Corporation, as from time to time amended or supplemented.

                                   ARTICLE VI.

                                   REDEMPTION

            Each holder of shares of the Corporation's capital stock shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation standing in the name of the holder on the books of the Corporation, and all shares of capital stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption price of the shares as in effect from time to time as may be determined by or pursuant to the direction of the Board of Directors of the Corporation in accordance with the provisions of Article VII, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption or postpone the date of payment of the redemption price in accordance with provisions of applicable law. Without limiting the generality of the foregoing, the Corporation shall, to the extent permitted by applicable law, have the right at any time, at its option, to redeem in whole or in part the shares owned by any holder of capital stock of the Corporation (i) if the redemption is, in the opinion of the Board of Directors of the Corporation, desirable in order to prevent the Corporation from being deemed a "personal holding company" within the meaning of the Internal Revenue Code of 1986; (ii) if the redemption is, in the opinion of the Board of Directors of the Corporation, necessary to reimburse the Corporation for any loss sustained by the Corporation by reason of the failure of the stockholder in whose name such account is registered to make full payment for shares of the Corporation purchased by such stockholder; or (iii) if the value of the shares in the account maintained by the Corporation or its transfer agent for any class of stock for the stockholder is below an amount determined from time to time by the Board of Directors of the Corporation (the "Minimum Account Balance") and the stockholder has been given written notice of the


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redemption and has failed to make additional purchases of shares in an amount sufficient to bring the value in his account to at least the Minimum Account Balance before the redemption is effected by the Corporation. With respect to any redemption effected to collect fees to be paid to the Corporation by any stockholder whose account has fallen below such Minimum Account Balance, the entire redemption value of the shares so redeemed may be retained by the Corporation to the extent of such fees. The Corporation, at its option, also may cause the redemption of outstanding shares of capital stock of any series or class if the Board of Directors has determined that it is in the best interests of the corporation and its stockholders to discontinue issuance of shares of stock of such series or class. Payment of the redemption price shall be made by the Corporation at the time and in the manner as may be determined from time to time by the Board of Directors of the Corporation or under direction of the Board of Directors, in accordance with the provisions of applicable law. Purchase and redemption of shares of stock of the corporation is conditioned upon the Corporation having funds or property legally available therefor. The Board of Directors may establish procedures for redemption of shares.

                                  ARTICLE VII.

                               BOARD OF DIRECTORS

            (1) The number of directors constituting the Board of Directors is currently nine (9). The number of Directors may be changed pursuant to the By-Laws of the Corporation but shall at no time be less than the minimum number required under the Maryland General Corporation Law.

            (2) In furtherance, and not in limitation, of the powers conferred by the Maryland General Corporation Law, the Board of Directors is expressly authorized:

                  (i) To make, alter or repeal the By-Laws of the Corporation, except as otherwise required by the 1940 Act.

                  (ii) From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders. No stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the Board of Directors.

                  (iii) Without the assent or vote of the stockholders, to authorize the issuance from time to time of shares of the stock of any series or class of the Corporation, whether now or hereafter authorized, and securities convertible into shares of stock of the Corporation of any series, class or classes whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.


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

                  (iv) Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the real or personal property of the Corporation.

                  (v) Notwithstanding anything in this Charter to the contrary, to establish in its absolute discretion the basis or method for determining the value of the assets belonging to or attributable to any series or class, the value of the liabilities belonging to or attributable to any series or class and the net asset value of each share of any class of the Corporation's stock.

                  (vi) To determine in accordance with accepted accounting practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purpose; to set apart out of any funds of the Corporation reserves for such purposes as it shall determine and to abolish the same; to declare and pay any dividends and distributions in cash, securities or other property from surplus or any other funds legally available therefor, at such intervals as it shall determine; to declare dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; and to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of declarations thereof.

                  (vii) In addition to the powers and authorities granted herein and by statute expressly conferred upon it, the Board of Directors is authorized to exercise all powers and do all acts that may be exercised or done by the Corporation pursuant to the provisions of the laws of the State of Maryland, this Charter and the By-Laws of the corporation.

            (3) Any determination made in good faith, and in accordance with applicable law and accepted accounting practices, if applicable, by or pursuant to the direction of the Board of Directors, with respect to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which the reserves or charges have been created has been paid or discharged or is then or thereafter required to be paid or discharged), as to the value of any security owned by the Corporation, the determination of the net asset value of shares of any series or class of the Corporation's capital stock, or as to any other matters relating to the issuance, sale or other acquisition or disposition of securities or shares of capital stock of the Corporation shall be final and conclusive and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the


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Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of this Charter shall be effective to (i) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the 1940 Act, or of any valid rule, regulation or order of the Securities and Exchange Commission under those Acts or (ii) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                                  ARTICLE VIII.

                   INDEMNIFICATION AND LIMITATION OF LIABILITY

            (1) Subject to any limitations imposed by the 1940 Act and to the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for money damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

            (2) No provision of this Article VIII shall protect any director or officer of the Corporation (i) against any liability for noncompliance with any provision of the Securities Act of 1933, as amended, or the 1940 Act, or of any valid rule, regulation or order of the Securities and Exchange Commission under those Acts, or (ii) against any liability to the Corporation or its security holders to which such director or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

            (3) The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors and advancement of expenses to directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with such law. The Board of Directors may, through a By-Law, resolution or agreement, make further provisions for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.

            (4) References to the Maryland General Corporation Law in this
Article VIII are to the law as from time to time amended. No amendment to this Charter shall affect any right of any person under this Article VIII based on any event, omission or proceeding prior to such amendment. The term "Charter" as used herein shall have the


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meaning set forth in the Maryland General Corporation Law and includes these
Articles of Incorporation and all amendments and supplements thereto.

                                   ARTICLE IX.

                                   AMENDMENTS

            The Corporation reserves the right from time to time to make any amendment to its Charter, now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in this Charter, of any outstanding stock, and all rights at any time conferred upon the stockholders of the Corporation by its Charter are granted subject to the provisions of this Article and the reservation of the right to amend the Charter herein contained.

            SECOND: The current name and address of the Corporation's resident agent and address of the principal office of the Corporation in Maryland are as set forth herein. The number of directors is currently set at nine (9) and their names are: John C. Angle, Frank H. Fabozzi, Arthur V. Ferrara, Leo R. Futia, William W. Hewitt, Jr., Sidney I. Lirtzman, Joseph D. Sargent, Carl W. Schafer and Robert G. Smith.

            THIRD: The Corporation desires to amend and restate its Charter as currently in effect. The provisions set forth in these Articles of Amendment and Restatement are all the provisions of the Charter currently in effect as herein amended. The amendment and restatement of the Charter of the Corporation as hereinabove set forth has been duly advised by the Board of Directors of the Corporation and approved by its stockholders.

            FOURTH: Each share (including for this purpose a fraction of a share) of stock issued and outstanding immediately prior to these Articles of Amendment and Restatement becoming effective, shall, at such effective time, be reclassified automatically, and without any action or choice on the part of the holder, into a share (or the same fraction of share) of Class I Common Stock. Shares of Class I Common Stock resulting from the aforesaid reclassification shall be subject, without limitation, to such rights and restrictions of such class as set forth in these Articles of Amendment and Restatement. Outstanding certificates representing issued and outstanding shares of stock of the Corporation immediately prior to these Articles of Amendment and Restatement becoming effective, shall upon these Articles of Amendment and Restatement becoming effective be deemed to represent the same number of shares of the Class I Common Stock. Certificates representing shares of the Class I Common Stock resulting from the aforesaid reclassification need not be issued until certificates representing the shares of stock so reclassified, if issued, have been received by the Corporation or its agent duly endorsed for transfer with the request that a new certificate be provided. The Class I Common Stock and the Class II Common Stock shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and


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conditions of redemption as set forth in the Charter of the Corporation as herein amended and restated.

            FIFTH: The total number of shares of capital stock that the Corporation had authority to issue immediately prior to these Articles of Amendment and Restatement becoming effective was one hundred million (100,000,000) shares having a par value of ten cents ($.10) per share and an aggregate par value of ten million dollars ($10,000,000), all of which shares were of one class. The total number of shares of capital stock that the Corporation has authority to issue upon these Articles of Amendment and Restatement becoming effective is four hundred million (400,000,000) shares having a par value of one-tenth of one cent ($.001) per share and an aggregate par value of four hundred thousand dollars ($400,000), of which three hundred million (300,000,000) shares of the authorized shares of the Corporation are classified as Class I Common Stock and one hundred million (100,000,000) shares of the authorized shares of the Corporation are classified as Class II Common Stock.

            SIXTH: These Articles of Amendment and Restatement shall become effective on May 1, 1998 at 8:00 a.m. Eastern Time.

            IN WITNESS WHEREOF, The Guardian Stock Fund, Inc. has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and witnessed by its Secretary, as of this ____ day of _________, 1998.

            The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment and restatement of the Corporation's Charter are true in all material respects and that this statement is made under penalties of perjury.


                                                   THE GUARDIAN STOCK FUND, INC.


                                                   By:
                                                      --------------------------
                                                       Name:  Charles E. Albers
                                                       Title: President

Witness:


--------------------------
Name:  Joseph A. Caruso
Title: Secretary


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